UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

______________________

Date of Report (Date of earliest event reported):     March 12, 2007

eCollege.com

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28393 (Commission File Number)	84-1351729 (I.R.S. Employer Identification No.)

One N. LaSalle Street, Suite 1800, Chicago, Illinois 60602

(Address of principal executive offices)

Registrant's telephone number, including area code: (312) 706-1710

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On March 12, 2007, the Company issued a press release announcing that it expects to exceed earnings guidance for the fourth quarter of 2006, excluding an impairment charge associated with the Company’s Enrollment Division, Datamark. The Company also announced that it expects to record a non-cash impairment charge of approximately $8.9 million net of tax ($0.39 per fully diluted share, based on approximately 23 million fully diluted shares), which will be reflected in the Company’s results from discontinued operations for the fourth quarter of 2006, reducing the carrying value of Datamark’s assets to approximately $61 million. The information contained in the press release dated March 12, 2007 is incorporated herein by reference and furnished as Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

c)	Exhibits. The following exhibits are furnished with this report.

Exhibit Number	Description
99.1	Press release dated March 12, 2007, "eCollege® Expects to Exceed Fourth Quarter Earnings Guidance, Excluding Impairment Charge Associated with Datamark."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2007

eCollege.com
By: /s/ Oakleigh Thorne Oakleigh Thorne, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 12, 2007, "eCollege® Expects to Exceed Fourth Quarter Earnings Guidance, Excluding Impairment Charge Associated with Datamark."